STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT, effective the 1st day of April, 1997, by and between DGS Defalco West, Inc, a California Corporation, (the "Purchaser") and FORTUNE FINANCIAL SYSTEMS, INC., a Nevada Corporation ("FFS"),

         WHEREAS, FFS owns all of the common stock of Fortune 21, Inc., a Florida corporation, which constitute all of the issued and outstanding shares of Fortune 21 (collectively, the "Shares");

         WHEREAS, the Purchaser desires to purchase the Shares of Fortune 21 and FFS is willing to sell the Shares to the Purchaser, upon the terms and conditions of this Agreement;

NOW, THEREFORE, the parties agree as follows:


                                    ARTICLE 1

         The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person.

         "Closing" means the sale and purchase of the Shares, as described herein.

         "Effective Date" means April 1, 1997.

         "Material Adverse Effect" means a material adverse effect on the business (including the continued conduct or the operation thereof in substantially the manner currently conducted), assets, liabilities, financial condition or results of operations.

         "Parties" means each of the Purchaser and FFS.

         "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

         "Quarterly Date" means January 1, April 1, July 1, and October of each year.

                                    ARTICLE 2
                    PURCHASE AND SALE OF STOCK; PAYMENT TERMS

         0.1  Assignment  and  Transfer of Shares.  Subject to the terms of this


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Agreement,  FFS agree to sell, transfer, and assign the Shares to the Purchaser.
At the Closing, FFS shall deliver to the Purchaser a certificate or certificates evidencing the Shares owned by FFS, in a form ready for transfer and duly endorsed to the Purchaser. At the Closing, and from time to time thereafter, the
Purchaser  and  FFS  shall   execute  and  deliver  such  other   documents  and
instruments, and take such other actions, as the other parties may reasonably request, in order more fully to vest in the Purchaser and perfect his title to all right, title and interest in and to the Shares.

         0.2 The Purchase Price. Subject to the other provisions of this Article 2, the purchase price (the "Purchase Price") to be paid by the Purchaser to FFS in exchange for the Shares shall be One Million Four Hundred Eighty-four Thousand Nine Hundred Twelve Dollars ($1,484,912), payable in cash as follows:

                  (a At the Closing, FFS shall deliver to the Purchaser one or more stock certificates, representing in the aggregate 100% of the Company=s common stock and issued in the name of FFS, duly endorsed to the Purchaser as the Purchaser may instruct.

                  (b The Purchaser shall pay the full amount of the Purchase Price to FFS in twenty-eight quarterly installments in the amount of Seventy-four Thousand Two Hundred Forty-six and 66/100 Dollars ($74,246.66) each, beginning April 1, 1999 and continuing thereafter on each Quarterly Date until the full amount has been paid in full.

                  (c The principal amount of the Purchase Price outstanding from time to time shall bear interest at an annual rate of eight percent (8%) from and including the Effective Date to and including the date of the final payment of all interest, principal, and other amounts due from the Purchaser to FFS. Interest shall be payable on each Quarterly Date beginning on January 2, 1998 and continuing thereafter until all amounts due from the Purchaser to FFS in respect of the Purchase Price have been fully paid.

         0.3 Success. The Purchaser agrees and consents to a transfer and assignment from the Company to FFS of all of the Company's right, title and interest in that certain agreement between Success Magazine and the Company relating to a license of rights and a grant of media credits.


                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF FFS

         FFS hereby represents to the Purchaser as follows:

         0.1 Ownership of the Shares. FFS is the true and lawful owner of the Shares, has good title to and is the beneficial and record owner of the Shares, and has the absolute right to sell, assign and transfer the Shares to the Purchaser. The Shares are owned by FFS and will be conveyed to the Purchaser free and clear of all liens, claims, restrictions, covenants, conditions, pledges, options, encumbrances and rights of any Persons, other than pursuant to restrictions under applicable federal and state securities laws. The Shares


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constitute  one hundred  percent  (100%) of the issued and  outstanding  capital stock of the Company. FFS has not entered into any other agreement to sell or otherwise transfer the Shares, nor has FFS entered into any agreement limiting the ability to vote or transfer the Shares. All Shares are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements, rights, conversion privileges or other agreements of any kind to acquire any share of capital stock in the Company or in the Subsidiaries nor any outstanding rights or privileges to acquire any such interest. No share of capital stock of the Company has been registered under the Securities Act of 1933, as amended, nor under the securities laws of any state in which they were or may be offered for sale.

         0.2 Organization of the Company. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State in which it was incorporated, (ii) has all requisite corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, (iii) is duly qualified to do business and is in good standing, and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing or to be duly licensed, authorized or qualified to transact business, would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and (iv) has all federal, state and local government licenses, permits, approvals and other authorizations necessary to own its properties and assets and carry on its business as it is now being conducted, except where the failure to have such governmental licenses, permits, approvals or other authorizations would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         0.3 Authority and Approval. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of FFS. This Agreement is a legal, valid and binding obligation of FFS, enforceable against FFS in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws or decisions relating to or affecting creditors' rights generally, by equitable limitations on its enforceability, and by other laws or decisions of general application relating to general principles of equity.

         0.4 No Conflict. The execution, delivery and performance of this Agreement by FFS do not, and the consummation by FFS of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Company's Articles of Incorporation or By-laws.

         0.5 Brokers. FFS has not employed any investment banker, broker or finder in connection with the transactions contemplated hereby who might be entitled to a fee or other remuneration from FFS, the Company or the Purchaser.

         0.6 Disclosure. No representation or warranty by FFS contained in this Agreement and no statement contained in any certificate, list, schedule, exhibit or other instruments furnished or to be furnished to the Purchaser pursuant hereto, or in any connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained herein not misleading.

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         0.7  Litigation.  To  FFS's  best  knowledge,  except  as set  forth in
Schedule 3.12, there is no litigation, investigation or proceeding of or before any arbitrator, court, agency or governmental authority pending or threatened by or against the Company or affecting the Shares.

         0.8 Compliance with Laws. To the best knowledge of FFS, the Company is in compliance with all laws, rules, regulations, orders, writs, injunctions and decrees to which it or any of its assets are subject, except where the failure would not have a Material Adverse Effect on the Company.

         0.9 No Undisclosed Liability. To the best knowledge of FFS, there is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of the Company that is not disclosed, reflected or reserved against in the Company's financial statements.


                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As a material inducement to FFS to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser represents and warrants to FFS as follows:

         0.1 Brokers. The Purchaser has not employed any investment banker, broker or finder in connection with the transactions contemplated hereby who might be entitled to a fee or other remuneration from FFS, the Company or FFS.

         0.2 Disclosure. No representation or warranty of the Purchaser contained in this Agreement and no statement contained in any certificate, list, schedule, exhibit or other instruments furnished or to be furnished to FFS pursuant hereto, or in any connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained herein not misleading.

         0.3 Litigation. Except as set forth in Schedule 4.3, there is no litigation, investigation or proceeding of or before any arbitrator, court, agency or governmental authority pending or threatened by or against the Purchaser or affecting the Shares or the right of the Purchaser to grant a security interest in respect of the Shares.

         0.4 Compliance with Laws. The Purchaser is in compliance with all laws, rules, regulations, orders, writs, injunctions and decrees to which it or any of its assets are subject, except where the failure would not have a Material Adverse Effect on the Purchaser.

         0.5 No Undisclosed Liability. There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of the Purchaser that is not disclosed, reflected or reserved against in the Purchaser's Financial Statements.



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                                    ARTICLE 5
                       COVENANTS OF THE PURCHASER AND FFS

         0.1 Mutual Cooperation. Following the execution of this Agreement, the Purchaser and FFS agree:

                  (a If any event should occur, either within or without the knowledge or control of the Purchaser or FFS, which would prevent fulfillment of the conditions to the obligations of any party hereto, to use his or their commercially reasonable efforts to cure the same as expeditiously as possible; and

                  (b To cooperate fully with each other in preparing, filing, prosecuting and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party, to accomplish the transactions contemplated by this Agreement.


                                    ARTICLE 6
                              CONDITIONS PRECEDENT

         The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any of which may be waived by FFS.

         0.1 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind required of any Persons in connection with the consummation of the transactions contemplated in this Agreement have been filed, made or obtained and all applicable waiting periods shall have expired or been terminated.

         0.2 Deliveries by the Purchaser. The Parties shall have made delivery to FFS of the documents and items specified in this Agreement.

         0.3 Representations and Warranties. All representations and warranties made by the Parties hereto in this Agreement shall be true and correct on and as of the Closing Date, as if made on and as of that date.

         0.4 Performance of Obligations of the Purchaser. Each of the Parties shall have performed and complied with the several covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

         0.5 Absence of Action Restraining or Affecting Transaction. No action or proceeding by any Person or court shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

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                                    ARTICLE 7
                                   THE CLOSING

         0.1 Time and Place of Closing; Effective Date. The effective closing is April 1, 1997 (the "Closing Date") at the offices of the Company, or at such other place or time as the parties may agree upon in writing. The transactions contemplated herein shall be effective at close of business on the Closing Date.

         0.2 Deliveries by FFS. At or prior to the Closing, FFS shall deliver or cause to be delivered to the Purchaser the following duly executed documents and other items in a form satisfactory to the Purchaser:

                  (a       A certified copy of the Articles of Incorporation and
all amendments of the Company.

                  (b       The Company's  minute  book,  including  the  Bylaws,
stock transfer record and other corporate records;

                  (c       Certificates representing the Shares,  duly endorsed,
or accompanied by stock powers duly endorsed, by FFS for transfer to the Purchaser;

                  (d       A Certificate  of  Good Standing from the appropriate
governmental agency for the Company dated as of the most recent practicable date prior to the Closing;


                                    ARTICLE 8
                                  MISCELLANEOUS

         0.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         0.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

         0.3 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto and made a part hereof contain the entire agreement between the parties, and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

         0.4 Expenses. Except as set forth in this Agreement, the Purchaser and FFS shall be responsible for their own legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

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         0.5 Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and (i) delivered personally, (ii) sent by certified mail, postage prepaid, (iii) sent by overnight courier or (iv) sent by facsimile transmission, to the appropriate address as set forth below.
Notices to FFS shall be addressed to:

         Fortune Financial Systems, Inc.
         1200 West State Road 34, Suite 112
         Longwood, Florida 32750

or at such other address and to the attention of such other person as FFS or the Company may designate by notice to the Purchaser. Notices to the Purchaser shall be addressed to:

         The Purchaser

         DGS Defalco West, Inc.
         1200 West State Road 34, Suite 110
         Longwood, Florida 32750

or at such other address and to the attention of such other person as the Purchaser may designate by notice to FFS.

         Any notice hereunder shall be deemed to have been served or given as of
(a) the date such notice is personally delivered, (b) three business days after it is mailed certified U.S. mail, First Class postage prepaid, (c) one business day after it is sent for overnight delivery by Federal Express or similar next-day courier, or (d) the same day as it is sent by facsimile transmission with confirmation of receipt.

         0.6 Successors and Assigns. The rights and obligations of any party to this Agreement shall not be assignable by such party without the prior written consent of all other parties to this Agreement. Notwithstanding the previous sentence, this Agreement may be assigned by the Purchaser to any Affiliate of the Purchaser without FFS's prior written consent; provided, however, no such assignment shall have the effect of releasing or reducing the obligations of the Purchaser pursuant to this Agreement, or any other instruments, agreements or covenants provided in or contemplated by this Agreement. This Agreement shall inure to the benefit and shall be binding upon the respective successors and permitted assigns of the parties hereto. Nothing herein expressed or implied is intended to confer upon any person, other than to the parties hereto or their respective heirs, personal representatives, successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         0.7 Headings. The headings contained in this Agreement are solely for convenience of reference and shall not affect its interpretation.

         0.8 Severability of Provisions. In the event that any of the provisions contained herein would be held to be invalid, prohibited or unenforceable in any


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jurisdiction  for any  reason  because  of the  scope,  duration  or area of its applicability or for other reasons, unless narrowed by construction, such provision shall for purposes of such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify, to the extent necessary to make such provision or provisions enforceable in such jurisdiction, such scope, duration or area or all of them, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any such provision would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction only, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions. No narrowed construction, court-modification or invalidation of any provision shall affect the construction, validity or enforceability of such provision in any other jurisdiction. Subject to the foregoing, in case any one or more of the provisions contained in this Agreement or any other documents executed in connection herewith should be invalid, illegal or unenforceable in any respect, the validity, legality and unenforceability of the remaining provisions contained herein and therein shall not be affected in any way thereby.

         0.9 Gender. Whenever in this Agreement any masculine, feminine or neuter pronoun is used, such pronouns shall also include the other genders whenever required by the context.

         0.10 Further Assurances. FFS and the Purchaser shall each execute and deliver instruments and take such other actions as may be reasonably required in order to carry out the intent of this Agreement.

         0.11 Public Announcement. Neither the Purchaser, FFS nor the Company shall make any announcement or issue any press release relating to this Agreement or the transactions contemplated hereby without the consent of the other parties to this Agreement.

         0.12 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of its terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Purchaser and FFS or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         0.13 Litigation. In the event litigation is instituted between or among any of the parties hereto, with respect to all or any part of this Agreement, the prevailing party therein shall be entitled to recover, in addition to all other relief obtained, its costs, expenses and fees, including reasonable attorneys' fees incurred in such litigation.


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IN WITNESS  WHEREOF,  this Stock  Purchase  Agreement  has been  signed by or on behalf of the parties as of the day and year first above written.


DGS Defalco West, Inc.
/s/ James S. Byrd
-----------------
James S. Byrd

Fortune Financial Systems, Inc.
/s/ Douglas S. Hackett
----------------------
Douglas S. Hackett

















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